Exhibit 10.39

RESTRICTED STOCK SUBSTITUTION AGREEMENT

This Restricted Stock Substitution Agreement (the “Agreement”) is made and entered into as of [Month, Date], [Year], by and between Kubota Pharmaceutical Holdings Co., Ltd., a Japanese corporation (the “Company”), and [Name] (the “Holder”).

WHEREAS, Acucela Inc. (“Acucela”) shall reincorporate under the laws of Japan (a “Redomicile Transaction”);

WHEREAS, in order to effect the Redomicile Transaction Acucela shall enter into the Agreement and Plan of Merger (the “Merger Agreement”) by and among Acucela, the Company and Acucela North America Inc., a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which (1) Acucela would be merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of the Company and (2) each issued and outstanding share of the Acucela’s common stock will be cancelled and converted into the right to receive one share of common stock of the Company (the “Merger”);

WHEREAS, Holder was granted shares of Acucela restricted common stock (the “Acucela Common Stock”) under the 2014 Equity Incentive Plan, as amended (the “2014 Plan”) as set forth on Exhibit B (the “Acucela Restricted Shares”);

WHEREAS, the Merger Agreement provides that at the effective time of the Merger, all Acucela Restricted Shares shall be cancelled, and in exchange therefor, each holder of Acucela Restricted Shares will be issued one share of the Company’s common stock (the “Common Stock”) and each grant shall be subject to restrictions that are substantially similar in all material respects to such Acucela Restricted Shares (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by the application thereof after the effective time of the Merger); and

WHEREAS, the purpose of this Agreement is to evidence the substitution by the Company of the outstanding Acucela Restricted Shares held by Holder at the time effective time of the Merger and to reflect the grant of the restricted shares of the Company in connection with the substitution by the Company in the Merger as set forth in this Agreement.

1. Acquisition of Stock. Subject to the terms and conditions of this Agreement, the Holder has acquired the Restricted Shares (as defined below) set forth in Exhibit B. The term “Restricted Shares” refers to the acquired shares of Common Stock subject to this Agreement and all securities received in replacement of or in connection with the Restricted Shares pursuant to stock splits, gratis allotment of shares of Common Stock, all securities received in replacement of the Restricted Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which the Holder is entitled by reason of the Holder’s ownership of the Restricted Shares. Definitions are set forth in Exhibit A. The Restricted Shares shall be governed by the terms of this Agreement and all of the Exhibits attached hereto.

2. Restrictions on Resale. By signing this Agreement, the Holder agrees not to sell any Restricted Shares subject to this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale. This restriction will apply as long as the Holder is providing Service to the Company or a Parent or a Subsidiary of the Company.

3. Repurchase Right on Termination Other Than for Cause. For the purposes of this Agreement, a “Repurchase Event” shall mean an occurrence of one of the following:

(a) termination of Holder’s Service, whether voluntary or involuntary and with or without cause;

(b) the Holder’s resignation, retirement or death; or

(c) any attempted transfer by the Holder of the Restricted Shares, or any interest therein, in violation of this Agreement.

Upon the occurrence of a Repurchase Event, the Company shall have the right (but not an obligation) to purchase the Restricted Shares without any consideration (the “Repurchase Right”). The Repurchase Right shall lapse in accordance with the vesting schedule set forth in Exhibit B. For purposes of this Agreement, “Unvested Shares” means Stock pursuant to which the Company’s Repurchase Right has not lapsed.

Notwithstanding the foregoing, the Company may, in its sole discretion, accelerate the vesting of Restricted Shares in connection with a Corporate Transaction.

4. Exercise of Repurchase Right. Unless the Company provides written notice to the Holder within 90 days from the date of termination of the Holder’s Service to the Company that the Company does not intend to exercise its Repurchase Right with respect to some or all of the Unvested Shares, the Repurchase Right shall be deemed automatically exercised by the Company as of the 90th day following such termination. Once the Repurchase Right shall be deemed automatically exercised by the Company as of the 90th day following such termination, the Holder shall apply for book-entry transfer of all Unvested Shares to which Repurchase Right applies at the time of the termination of the Holder’s Service to the effect that such Unvested Shares shall be transferred to be recorded in the ownership column of the Company’s account.

5. Acceptance of Restrictions. Acceptance of the Restricted Shares shall constitute the Holder’s agreement to such restrictions. Notwithstanding such restrictions, however, so long as the Holder is the holder of the Restricted Shares, or any portion thereof, he or she shall be entitled to receive all dividends declared on and to vote the Restricted Shares and to all other rights of a stockholder with respect thereto.

6. Administration.

(a) This Agreement will be administered by the Administrator. Subject to this Agreement the Administrator will have full power to implement and carry out this Agreement. The Administrator will have the authority to:

(i) construe and interpret this Agreement;

(ii) prescribe, amend and rescind rules and regulations relating to the Restricted Shares;

(iii) determine the number of shares of Common Stock or other consideration subject to Restricted Shares;

(iv) grant waivers of Agreement or Restricted Shares conditions;

(v) determine the vesting, exercisability and payment of the Restricted Shares;

(vi) correct any defect, supply any omission or reconcile any inconsistency in this Agreement or the Restricted Shares;

(vii) adopt terms and conditions, rules and procedures relating to the operation and administration of this Agreement to accommodate requirements of relevant law and procedures;

(viii) make all other determinations necessary or advisable for the administration of this Agreement; and

(ix) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law.

(b) Any determination made by the Administrator with respect to the Restricted Shares shall be made in its sole discretion, unless in contravention of any express term of this Agreement, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in this Agreement. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and the Holder. The Administrator may delegate to one or more executive officers the authority to review and resolve disputes with respect to Restricted Shares held by the Holder.

7. Non-Transferability of Unvested Shares. In addition to any other limitation on transfer created by applicable securities laws or any other agreement between the Company and the Holder, the Holder may not transfer any Unvested Shares, or any interest therein, unless consented to in writing by a duly authorized representative of the Company. In the event the Company consents to a transfer of Unvested Shares, the Holder shall have all transferees of Restricted Shares or any interest therein assume rights and obligations of this Agreement to the effect that such transferees will receive and hold such Restricted Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Repurchase Right.

8. Corporate Transactions. In the event of a Corporate Transaction, Restricted Shares need not be treated similarly in a Corporate Transaction and:

(a) Restricted Shares may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on the Holder;

(b) the successor corporation may substitute equivalent Restricted Shares or provide substantially similar consideration to the Holder as was provided to stockholders (after taking into account the existing provisions of the Restricted Shares);

(c) in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Restricted Shares, as provided in this Agreement, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Agreement to the contrary, such Restricted Shares will expire on such transaction at such time and on such conditions as the Administrator will determine; or

(d) the Administrator may, in its sole discretion, accelerate the vesting of any Restricted Shares in connection with a Corporate Transaction.

9. Assignment. The Repurchase Right may be assigned by the Company in whole or in part to any persons or organization.

10. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate the Holder’s service, for any reason, with or without cause.

11. Data Privacy.

(a) The Holder hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Holder’s personal data as described in this Agreement and any other grant materials by and among, as applicable, the Employer, the Company and its Parent, and Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan (the “Data”).

(b) The Holder understands that the Company and the Employer may hold certain personal information about the Holder, including, but not limited to, the Holder’s name, home address and telephone number, date of birth, social insurance number or other identification number (if any), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to Restricted Shares awarded, canceled, exercised, vested, unvested or outstanding in the Holder’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

(c) The Holder understands that Data may be transferred to a Company-designated broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the restricted stock award. The Holder understands that the recipients of the Data may be located in Japan, the United States or elsewhere, and that the recipient’s country (e.g., Japan, the United States) may have different data privacy laws and protections than the Holder’s country. The Holder understands that the Holder may request a list with the names and addresses of any potential recipients of the Data by contacting the Holder’s local human resources representative. The Holder authorizes the Company, its designated Plan broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the restricted stock award to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Holder’s restricted stock award. The Holder understands that Data will be held only as long as is necessary to implement, administer and manage the Holder’s restricted stock award. The Holder understands that the Holder may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Holder’s local human resources representative. Further, the Holder understands that the Holder is providing the consents herein on a purely voluntary basis. If the Holder does not consent, or if the Holder later seeks to revoke the Holder’s consent, the Holder’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Holder’s consent is that the Company would not be able to grant the Holder’s, options or other equity awards or administer or maintain such awards. Therefore, the Holder understands that refusing or withdrawing the Holder’s consent may affect the Holder’s ability to receive the compensation through options or other equity awards. For more information on the consequences of the Holder’s refusal to consent or withdrawal of consent, the Holder understands that the Holder may contact the Holder’s local human resources representative.

12. Miscellaneous.

(a) Acknowledgement. The Company and the Holder agree that the Restricted Shares are granted under and governed by this Agreement. The Holder: (i) acknowledges receipt of a copy of this Agreement, (ii) represents that the Holder has carefully read and are familiar with their provisions, and (iii) hereby accepts the Restricted Shares subject to all of the terms and conditions set forth herein.

(b) Consent to Electronic Delivery of All Plan Documents and Disclosures. The Holder consents to the electronic delivery of this Agreement and any applicable documents including account statements, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Restricted Shares. Electronic delivery may include the delivery of a link to a Company intranet, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. The Holder acknowledges that the Holder may receive from the Company a paper copy of any documents delivered electronically at no cost if the Holder contacts the Company by telephone, through a postal service or electronic mail. The Holder further acknowledges that the Holder will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, the Holder understands that the Holder must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, the Holder understands that the Holder’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if the Holder has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail. Finally, the Holder understands that the Holder is not required to consent to electronic delivery. To the extent the Holder has been provided with a copy of this Agreement, or any other documents relating to the grant in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

(c) Compliance with Laws and Regulations. The issuance of Restricted Shares will be subject to and conditioned upon compliance by the Company and the Holder with all applicable laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the shares of Common Stock may be listed or quoted at the time of such issuance or transfer.

(d) U.S. Tax Consequences. Upon vesting of Restricted Shares, the Holder will include in taxable income the difference between the Fair Market Value of the vesting Restricted Shares, as determined on the date of their vesting, and the price paid for the Restricted Shares. This will be treated as ordinary income by the Holder and will be subject to withholding by the Company when required by applicable law.

(e) Section 83(b) Election. [The Holder hereby acknowledges that he or she has timely filed an 83(b) election with the Internal Revenue Service, within 30 days of the original purchase of the Restricted Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Restricted Shares and their Fair Market Value on the date of purchase (the “Election”). THE HOLDER ACKNOWLEDGES THAT IT IS SOLELY THE HOLDER’S RESPONSIBILITY, AND NOT THE COMPANY’S RESPONSIBILITY, TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE HOLDER REQUESTS THE COMPANY, OR ITS REPRESENTATIVE, TO MAKE THIS FILING ON THE HOLDER’S BEHALF.]1

(f) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(g) Notices. Any notice to be given to the Company shall be addressed to the Company in care of its principal office, and any notice to be given to the Holder shall be addressed to the Holder at the address maintained by the Company for such person or at such other address as the Holder may specify in writing to the Company.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall he deemed an original and all of which together shall constitute one instrument.

(i) Entire Agreement. This Agreement and all Exhibits constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the shares of Common Stock hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective

[1]	Note to Draft: To be included if the Holder made an 83(b) election.

unless in writing and signed by the parties to this Agreement unless the Agreement permits the Administrator to amend such provision without the consent of the Holder. The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.

(j) Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of Japan, without giving effect to principles of conflicts of law. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by this Agreement, will be brought and heard exclusively in the Tokyo District Court. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Holder has executed this Agreement, effective as of the date first set forth above and by accepting (whether in writing, electronically or otherwise) this Agreement, Holder and the Company agree that all Restricted Shares are granted under and governed by the terms and conditions of this Agreement and all Exhibits attached hereto.

HOLDER	KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.

Signature:	By:
Print Name:	Its:

EXHIBIT A

DEFINITIONS

Capitalized terms used in this Agreement shall have the following meanings below unless otherwise defined:

“Administrator” means the Board.

“Board” means the board of directors of the Company.

“Cause” means, unless otherwise defined in an agreement between the Holder and the Company, (a) Holder’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (b) Holder’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (c) unauthorized use or disclosure by Holder of any proprietary information or trade secrets of the Company or any other party to whom the Holder owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (d) Holder’s willful breach of any of his or her obligations under any written agreement or covenant with the Company;

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Common Stock” means the common stock of the Company.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or

(v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by member of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same person will not be considered a Corporate Transaction; provided, however, that, a transaction will not be deemed a Corporate Transaction unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time (For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company);

“Director” means a member of the Board.

“Disability” means that the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Employee” means any person, including officers and directors, providing Services as an employee to the Company or any Parent or Subsidiary of the Company; provided, however, neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of a share of the Common Stock determined as follows:

(i) if such shares of Common Stock is publicly traded and is then listed on Tokyo Stock Exchange, its closing price on the date of determination on Tokyo Stock Exchange on which the shares of Common Stock is listed or admitted to trading as reported in Nihon Keizai Shinbun or such other source as the Administrator deems reliable;

(ii) if such shares of Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in such source as the Administrator deems reliable; or

(iii) if none of the foregoing is applicable, by the Administrator in good faith.

“Good Reason” means, unless otherwise defined in an agreement between the Holder and the Company, the occurrence of any of the following, in each case taken without the Holder’s written consent: (i) a material reduction in the Holder’s duties, authority or responsibilities, it being understood that a reduction in the Holder’s responsibilities or authority shall not constitute Good

Reason if there is no demotion in the Holder’s title or position or reduction of the scope of the Holder’s duties within the Company; (ii) a material reduction in the Holder’s base salary (and for purposes hereof, “material” means a reduction greater than 10% other than an equivalent percentage reduction in annual base salaries that applies to similarly situated employees of the Company); or (iii) the relocation of the Company’s principal place of business to a location that is outside a 50 mile radius of the Company’s principal place of business as of the date immediately prior to such relocation. Notwithstanding the foregoing, the Holder cannot terminate the Holder’s employment for Good Reason unless the Holder (A) has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) calendar days of the initial existence of such grounds, (B) the Company has failed to cure such circumstances within thirty (30) calendar days after receipt of such notice, and (C) the Holder resigns the Holder’s employment within thirty (30) calendar days of such 30-day cure period.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Service” means service as an Employee, Consultant, or Director to the Company or a Parent or Subsidiary of the Company. An Employee will not be deemed to have ceased to provide Service in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Administrator; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Board and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of Restricted Shares while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Holder’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Restricted Shares to the same extent as would have applied had the Holder continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An Employee shall have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Administrator, in its discretion. The Administrator will have sole discretion to determine whether a Holder has ceased to provide Services and the effective date on which the Holder ceased to provide Services.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

EXHIBIT B

RESTRICTED SHARES GRANTED TO THE HOLDER

Total Number of Restricted Shares Awarded:

Grant Number:

Original Date of Grant:

Vesting Commencement Date:

Vesting Schedule:	Subject to the limitations set forth in this Agreement, the Restricted Shares will vest and the right of acquisition shall lapse, in whole or in part, in accordance with the following schedule: [Insert Vesting Schedule]. Vesting ceases on such date the Holder’s Service terminates. The Restricted Shares granted hereunder may be subject to other vesting terms including acceleration as set forth in any agreement between the Holder and the Company.